UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2019

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of principal executive offices) (zip code)

(626) 282-0288

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	AMEH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 13, 2019, Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”) filed a Current Report on Form 8-K regarding events triggering disclosure under Items 1.01, 2.03, 3.02 and 3.03 of Form 8-K (the “May 13, 2019 Current Report”). On August 29, 2019, the Company filed a Current Report on Form 8-K updating information in the May 13, 2019 Current Report as it relates to amendments to the agreements and related changes triggering disclosure under Items 1.01, 2.03, 3.02 and 3.03 of Form 8-K (the “August 29, 2019 Current Report”). In addition to providing disclosure required by Item 1.01 related to a newly-established term loan and revolving credit facility and entry into those certain agreements that were executed on the closing date of the transactions described in those earlier Current Reports, this Current Report on Form 8-K updates information previously provided in the May 13, 2019 Current Report and the August 29, 2019 Current Report. Terms not defined in this Current Report on Form 8-K are defined in the May 13, 2019 Current Report or the August 29, 2019 Current Report.

Item 1.01	Entry into a Material Definitive Agreement

Secured Credit Agreement

As contemplated in the May 13, 2019 Current Report and the Company’s definitive proxy statement for its August 27, 2019 special meeting of stockholders, which was filed with the SEC on July 31, 2019 (the “Proxy Statement”), on September 11, 2019, Apollo Medical Holdings, Inc. (the “Company”) entered into a secured credit agreement (the “Credit Agreement”) with SunTrust Bank, in its capacity as administrative agent for the lenders (in such capacity, the “Agent”), as a lender, an issuer of letters of credit and as swingline lender, and Preferred Bank, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Royal Bank of Canada, Fifth Third Bank and City National Bank, as lenders (the “Lenders”). In connection with the closing of the Credit Agreement, the Company, its subsidiary, Network Medical Management, Inc. (“NMM”), and the Agent entered into a Guaranty and Security Agreement (the “Guaranty and Security Agreement”), pursuant to which, among other things, NMM guaranteed the obligations of the Company under the Credit Agreement.

The Credit Agreement provides for a five-year revolving credit facility to the Company of $100,000,000, which includes a letter of credit subfacility of up to $25,000,000. The Credit Agreement also provides for a term loan of $190,000,000. The unpaid principal amount of the term loan is payable in quarterly installments on the last day of each fiscal quarter commencing on December 31, 2019. The principal payment for each of the first eight fiscal quarters is $2,375,000, for the following eight fiscal quarters is $3,562,000 and for the following three fiscal quarters is $4,750,000. The remaining principal payment on the term loan is due on September 11, 2024.

The proceeds of the term loan and up to $60,000,000 of the revolving credit facility may be used to (i) finance a portion of the $545,000,000 loan made by the Company to AP-AMH Medical Corporation, a California professional medical corporation (“AP-AMH”), concurrently with the closing of the Credit Agreement (the “AP-AMH Loan”) as described in the May 13, 2019 Current Report and the August 29, 2019 Current Report, (ii) refinance certain indebtedness of the Company and its subsidiaries and, indirectly, Allied Physicians of California, a Professional Medical Corporation, a California professional medical corporation (“APC”), (iii) pay transaction costs and expenses arising in connection with the Credit Agreement, the AP-AMH Loan and certain other related transactions and (iv) provide for working capital, capital expenditures and other general corporate purposes. The remainder of the revolving credit facility will be used to finance future acquisitions and investments and to provide for working capital needs, capital expenditures and other general corporate purposes.

The Company is required to pay an annual facility fee of 0.20 percent to 0.35 percent on the available commitments under the Credit Agreement, regardless of usage, with the applicable fee determined on a quarterly basis based on the Company’s leverage ratio. The Company is also required to pay customary fees as specified in a separate fee agreement between the Company and SunTrust Robinson Humphrey, Inc., the lead arranger of the Credit Agreement.

Amounts borrowed under the Credit Agreement will bear interest at an annual rate equal to either, at the Company’s option, (a) the rate for Eurocurrency deposits for the corresponding deposits of U.S. dollars appearing on Reuters LIBOR01screen page (“LIBOR”), adjusted for any reserve requirement in effect, plus a spread of from 2.00 to 3.00 percent, as determined on a quarterly basis based on the Company’s leverage ratio, or (b) a base rate, plus a spread of 1.00 percent to 2.00 percent, as determined on a quarterly basis based on the Company’s leverage ratio. The base rate is defined in a manner such that it will not be less than LIBOR. The Company will pay fees for standby letters of credit at an annual rate equal to 2.00 percent to 3.00 percent, as determined on a quarterly basis based on the Company’s leverage ratio, plus facing fees and standard fees payable to the issuing bank on the respective letter of credit. Loans outstanding under the Credit Agreement may be prepaid at any time without penalty, except for LIBOR breakage costs and expenses. If LIBOR ceases to be reported, the Credit Agreement requires the Company and the Agent to endeavor to establish a commercially reasonable alternative rate of interest and until they are able to do so, all borrowings must be at the base rate.

The Credit Agreement requires the Company and its subsidiaries to comply with various affirmative covenants, including, without limitation, furnishing updated financial and other information, preserving existence and entitlements, maintaining properties and insurance, complying with laws, maintaining books and records, requiring any new domestic subsidiary meeting a materiality threshold specified in the Credit Agreement to become a guarantor thereunder and paying obligations. The Credit Agreement requires the Company and its subsidiaries to comply with, and to use commercially reasonable efforts to the extent permitted by law to cause certain material associated practices of the Company, including APC, to comply with, restrictions on liens, indebtedness and investments (including restrictions on acquisitions by the Company), subject to specified exceptions. The Credit Agreement also contains various other negative covenants binding the Company and its subsidiaries, including, without limitation, restrictions on fundamental changes, dividends and distributions, sales and leasebacks, transactions with affiliates, burdensome agreements, use of proceeds, maintenance of business, amendments of organizational documents, accounting changes and prepayments and modifications of subordinated debt.

The Credit Agreement requires the Company to comply with two key financial ratios, each calculated on a consolidated basis. The Company must maintain a maximum consolidated leverage ratio of not greater than 3.75 to 1.00 as of the last day of each fiscal quarter. The maximum consolidated leverage ratio decreases by 0.25 each year, until it is reduced to 3.00 to 1.00 for each fiscal quarter ending after September 30, 2022. The Company must maintain a minimum consolidated interest coverage ratio of not less than 3.25 to 1.00 as of the last day of each fiscal quarter.

Pursuant to the Guaranty and Security Agreement, the Company and NMM have granted the Lenders a security interest in all of their assets, including, without limitation, all stock and other equity issued by their subsidiaries (including NMM) and all rights with respect to the AP-AMH Loan. The Guaranty and Security Agreement requires the Company and NMM to comply with various affirmative and negative covenants, including, without limitation, covenants relating to maintaining perfected security interests, providing information and documentation to the Agent, complying with contractual obligations relating to the collateral, restricting the sale and issuance of securities by their respective subsidiaries and providing the Agent access to the collateral.

The Credit Agreement contains events of default, including, without limitation, failure to make a payment when due, default on various covenants in the Credit Agreement, breach of representations or warranties, cross-default on other material indebtedness, bankruptcy or insolvency, occurrence of certain judgments and certain events under the Employee Retirement Income Security Act of 1974 aggregating more than $10,000,000, invalidity of the loan documents, any lien under the Guaranty and Security Agreement ceasing to be valid and perfected, any change in control, as defined in the Credit Agreement, an event of default under the AP-AMH Loan, failure by APC to pay dividends in cash for any period of two consecutive fiscal quarters, failure by AP-AMH to pay cash interest to the Company, or if any modification is made to the Certificate of Determination or the Special Purpose Shareholder Agreement that directly or indirectly restricts, conditions, impairs, reduces or otherwise limits the payment of the Series A Preferred dividend by APC to AP-AMH. In addition, it will constitute an event of default under the Credit Agreement if APC uses all or any portion of the consideration received by APC from AP-AMH on account of AP-AMH’s purchase of Series A Preferred Stock for any purpose other than certain specific approved uses described in the following sentence, unless not less than 50.01% of all holders of common stock of APC at such time approve such use; provided that APC may use up to $50,000,000 in the aggregate of such consideration for any purpose without any requirement to obtain such approval of the holders of common stock of APC. The approved uses include (i) any permitted investment, (ii) any dividend or distribution to the holders of the common stock of APC, (iii) any repurchase of common stock of APC, (iv) paying taxes relating to or arising from certain assets and transactions, or (v) funding losses, deficits or working capital support on account of certain non-healthcare assets in an amount not to exceed $125,000,000. If any event of default occurs and is continuing under the Credit Agreement, the Lenders may terminate their commitments, and may require the Company and its guarantors to repay outstanding debt and/or to provide a cash deposit as additional security for outstanding letters of credit. In addition, the Agent, on behalf of the Lenders, may pursue remedies under the Guaranty and Security Agreement, including, without limitation, transferring pledged securities of the Company’s subsidiaries in the name of the Agent and exercising all rights with respect thereto (including the right to vote and to receive dividends), collect on pledged accounts, instruments and other receivables (including the AP-AMH Loan), and all other rights provided by law or under the loan documents and the AP-AMH Loan.

In the ordinary course of business, certain of the Lenders under the Credit Agreement and their affiliates have provided to the Company and its subsidiaries and the associated practices, and may in the future provide, (i) investment banking, commercial banking (including pursuant to certain existing business loan and credit agreements being terminated in connection with entering into the Credit Agreement), cash management, foreign exchange or other financial services, and (ii) services as a bond trustee and other trust and fiduciary services, for which they have received compensation and may receive compensation in the future.

The foregoing summary of the material terms of the Credit Agreement and the Guaranty and Security Agreement are qualified in its entirety by reference to the Credit Agreement and the Guaranty and Security Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Agreements Entered into at the Closing of the APC Transactions

(1)       Security Agreement

As contemplated in the description of the APC Transactions set forth in the May 13, 2019 Current Report and the Proxy Statement, on September 11, 2019, in connection with the AP-AMH Loan, the Company and AP-AMH entered into the Security Agreement under the terms of which AP-AMH granted the Company a first priority security interest in the designated collateral to secure AP-AMH’s payment and performance under the Loan Agreement.

(2)       Voting and Registration Rights Agreement

On September 11, 2019, the Company and APC entered into the Voting and Registration Rights Agreement initially summarized in the May 13, 2019 Current Report. In the August 29, 2019 Current Report, in connection with the disclosure that the Company and APC had entered into the First Amendment to Stock Purchase Agreement and filing of such amended agreement as an exhibit, a revised form of Voting and Registration Rights Agreement was attached thereto. As set forth in the August 29, 2019 Current Report and as had previously been described in the Proxy Statement, the Company and APC agreed to change the manner in which the shares of the Company’s common stock owned by APC would be voted. Pursuant to the Voting and Registration Rights Agreement, APC is eligible to vote its shares up to 9.99% of the then-outstanding shares. APC will be required to grant its proxy to the Company’s management to vote any shares of the Company’s voting securities in excess of 9.99%, and management will vote those shares in the same proportion as all other votes cast on the matters voted thereon. The Voting and Registration Rights Agreement executed on September 11, 2019 did not deviate from the agreement as amended by the First Amendment to the Stock Purchase Agreement.

The foregoing summaries of the material terms of the Security Agreement and the Voting and Registration Rights Agreement are qualified in their entirety by reference to the Security Agreement and the Voting and Registration Rights Agreement, copies of which are filed as Exhibits 10.7 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K with respect to the amended agreements entered into by the Company and/or its affiliated entities in connection with the closing of the APC Transactions is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

On or about September 11, 2019, the Business Loan Agreement, dated as of June 14, 2018, between NMM and Preferred Bank, as amended, and the Line of Credit Agreement, dated as of September 5, 2018, between NMM and Preferred Bank, as amended, terminated in connection with entering into the Credit Agreement. Preferred Bank is a Lender under the Credit Agreement. Certain letters of credit issued by Preferred Bank under the Line of Credit Agreement survived termination of that agreement and have become letters of credit issued under the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

At the September 11, 2019 closing of the APC Transactions, as more fully described in Item 8.01, below, the Company issued to APC a total of 15,015,015 shares of its authorized and unissued common stock for aggregate purchase consideration of $300,000,000, the per share price of $19.98 having been determined at the time of execution of the Stock Purchase Agreement on May 10, 2019. The consideration for the shares was paid through an offset against $300,000,000 of the purchase price paid by AP-AMH for its purchase of APC Series A Preferred Stock. The transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder, applicable to transactions by an issuer not involving any public offering.

Item 3.03	Material Modification of Rights of Security Holders

The information contained in Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure

On September 11, 2019, the Company issued a press release announcing the closing of its $290,000,000 credit facility and the series of interrelated transactions with two of its affiliates, AP-AMH and APC, the summary details of which are set forth in Item 1.01 and Item 8.01 of this Current Report on Form 8-K.

Item 8.01	Other Events

A.	Amendment to APC’s Business Loan Agreement with Preferred Bank

On September 10, 2019, APC entered into a Change in Terms Agreement with Preferred Bank (the “Change in Terms Agreement”) amending the Business Loan Agreement, dated as of April 7, 2017, between APC and Preferred Bank, as amended (the “APC Business Loan Agreement”). The Change in Terms Agreement reduced the principal amount outstanding under the APC Business Loan Agreement from $43,800,000 to $4,105,016, which reduced amount represented the aggregate amount of APC’s existing standby letters of credit as of September 10, 2019. The Change in Terms Agreement further limited the purpose of the indebtedness under the APC Business Loan Agreement to the issuance of standby letters of credit, and added as a permitted lien the security interest in all of its assets granted by APC in favor of NMM under a Security Agreement dated on or about September 11, 2019 securing APC’s obligations to NMM under, and as required pursuant to, that certain Management Services Agreement dated as of July 1, 1999, as amended.

B.	Closing of the Transactions among the Company and Certain Affiliated Entities

On September 11, 2019, the Company, AP-AMH, APC and NMM concurrently closed the series of inter-connected transactions previously described in the May 13, 2019 Current Report, the August 29, 2019 Current Report and the Proxy Statement (the “APC Transactions”). The closing included the following events:

•	The Company loaned AP-AMH $545,000,000 pursuant to a ten-year secured loan agreement. The loan bears interest at a rate of 10% per annum simple interest, is not prepayable (except in certain limited circumstances), requires quarterly payments of interest only in arrears and is secured by a first priority security interest in all of AP-AMH’s assets, including the shares of APC Series A Preferred Stock to be acquired by AP-AMH. To the extent that AP-AMH is unable to make any interest payment when due because it has received dividends on the APC Series A Preferred Stock insufficient to pay in full such interest payment, then the outstanding principal amount of the loan will be increased by the amount of any such accrued but unpaid interest, and any such increased principal amounts will bear interest at the rate of 10.75% per annum simple interest.

•	AP-AMH purchased 1,000,000 shares of APC Series A Preferred Stock for total aggregate consideration of $545,000,000 in a private placement. Under the terms of the APC Certificate of Determination of Preferences of Series A Preferred Stock (the “Certificate of Determination”), AP-AMH is entitled to receive preferential, cumulative dividends that accrue on a daily basis and that are equal to the sum of (i) APC’s net income from Healthcare Services (as defined in the Certificate of Determination), plus (ii) any dividends received by APC from certain of APC’s affiliated entities, less (iii) any Retained Amounts (as defined in the Certificate of Determination).

•	APC purchased 15,015,015 shares of the Company’s common stock for total consideration of $300,000,000 in a private placement. In connection therewith, the Company granted APC certain registration rights with respect to the Company’s common stock that APC purchased, and APC agreed that APC votes in excess of 9.99% of the Company’s then outstanding shares will be voted by proxy given to the Company’s management, and that those proxy holders will cast the excess votes in the same proportion as all other votes cast on any specific proposal coming before the Company’s stockholders.

•	The Company licensed to AP-AMH the right to use certain tradenames for certain specified purposes for a fee equal to a percentage of the aggregate gross revenues of AP-AMH. The license fee is payable out of any Series A Preferred Stock dividends received by AP-AMH from APC.

•	Through its subsidiary, NMM, the Company will provide certain administrative services to AP-AMH for a fee equal to a percentage of the aggregate gross revenues of AP-AMH. The administrative fee also is payable out of any APC Series A Preferred Stock dividends received by AP-AMH from APC.

C.	Certain Amendments to APC Transactions Agreements

In connection with closing the APC Transactions, the Company and/or its affiliated entities entered into the Second Amendment to Series A Preferred Stock Purchase Agreement, Second Amendment to Loan Agreement, First Amendment to Special Purpose Shareholder Agreement, First Amendment to Tradename Licensing Agreement and First Amendment to Administrative Services Agreement. Each of these amendments, while not material to the Company, document clarifications of certain terms of the original agreements discussed in some detail in the Proxy Statement, including the following:

•	With respect to the Second Amendment to the Series A Preferred Stock Purchase Agreement and the Second Amendment to the Loan Agreement, the definition of “Excluded Assets” in APC’s Certificate of Determination has been clarified;
•	With respect to the First Amendment to the Special Purpose Shareholder Agreement, the text of the executed Certificate of Determination (Exhibit 10.8 hereto) replaced the original Exhibit A; and
•	With respect to the First Amendment to the Tradename Licensing Agreement and the First Amendment to the Administrative Services Agreement, the respective amendments provided clarity regarding the treatment of any unpaid tradename license fee or administrative fee, respectively, in the event AP-AMH were to receive Series A Dividends insufficient to pay the full tradename license fee or the administrative fee to the Company when due and specified the applicable percentages used in calculating the applicable fees.

Copies of these amended agreements are filed as exhibits to this Current Report on Form 8-K as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.10, respectively, and APC’s Certificate of Determination is filed as Exhibit 10.8, all of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Credit Agreement dated as of September 11, 2019, by and among Apollo Medical Holdings, Inc., as Borrower, the Lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as issuing bank and as swingline lender

10.2	Guaranty and Security Agreement dated as of September 11, 2019, by and among Apollo Medical Holdings, Inc., as Borrower, and Network Medical Management, Inc., as Guarantor, in favor of SunTrust Bank, as administrative agent for the Secured Parties

10.3	Second Amendment to Series A Stock Purchase Agreement dated as of September 9, 2019, by and between Allied Physicians of California, a Professional Medical Corporation and AP-AMH Medical Corporation, a California professional medical corporation

10.4	First Amendment to Special Purpose Shareholder Agreement, dated as of September 11, 2019, by and between Allied Physicians of California, a Professional Medical Corporation and AP-AMH Medical Corporation, a California professional medical corporation

10.5	First Amendment to Tradename Licensing Agreement, dated as of September 10, 2019, by and between Apollo Medical Holdings, Inc., a Delaware corporation, and AP-AMH Medical Corporation, a California professional medical corporation

10.6	First Amendment to Administrative Services Agreement, dated as of September 10, 2019, by and between Network Medical Management, Inc., a California corporation, and AP-AMH Medical Corporation, a California professional medical corporation

10.7	Security Agreement, dated as of September 11, 2019, by and between Apollo Medical Holdings, Inc., a Delaware corporation, and AP-AMH Medical Corporation, a California professional medical corporation

10.8	Certificate of Determination of Preferences of Series A Preferred Stock of Allied Physicians of California, a Professional Medical Corporation

10.9	Voting and Registration Rights Agreement, dated as of September 11, 2019, by and between Apollo Medical Holdings, Inc., a Delaware corporation, and Allied Physicians of California, a Professional Medical Corporation

10.10	Second Amendment to Loan Agreement, dated September 11, 2019, by and between Apollo Medical Holdings, Inc., a Delaware corporation, and AP-AMH Medical Corporation, a California professional medical corporation

99.1	Press release of Apollo Medical Holdings, Inc., dated September 11, 2019*

*	This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 12, 2019	By:	/s/ Thomas S. Lam, M.D.
Name: Thomas S. Lam, M.D.
Title: Chief Executive Officer